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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                      WEIGHT WATCHERS INTERNATIONAL, INC.

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SUBSIDIARY                                            JURISDICTION OF ORGANIZATION
W.W. Inventory Service Corp.                                    Delaware
W.W. Weight Reduction Services, Inc.                            New York
W/W Twentyfirst Corporation                                     New York
Weight Watchers Direct, Inc.                                    Delaware
W.W.I. European Services, Ltd.                                  New York
Weight Watchers North America, Inc.                             Delaware
Weight Watchers (U.K.) Limited                               United Kingdom
Weight Watchers France SARL                                      France
Weight Watchers Sweden Vikt-Vaktarna                             Sweden
Akiebolag
Il Salvalinea, S.R.L.                                            Italy
Weight Watchers Belgium, N.V.                                   Belgium
Weight Watchers Deutschland GmbH                                Germany
Weight Watchers Eesti Aktiaselts                                Estonia
Weight Watchers Suomi Oy                                        Finland
Gutbusters Pty Ltd                                             Australia
Fortuity Pty Ltd                                               Australia
Weight Watchers (Switzerland) S.A.                            Switzerland
Weight Watchers Polska Sp. z.o.o.                                Poland
Weight Watchers Latvia                                           Latvia
Weight Watchers Nederlands, B.V.                              Netherlands
Weight Watchers International Pty Limited                      Australia
Weight Watchers (Accessories & Publications)                 United Kingdom
Ltd
Weight Watchers (Exercise) Ltd.                              United Kingdom
Weight Watchers (Food Products) Limited                      United Kingdom
Waist Watchers, Inc.                                            Delaware
Weight Watchers UK Holdings Ltd                              United Kingdom
Weight Watchers International Holdings Ltd                   United Kingdom
Weight Watchers New Zealand Limited                           New Zealand
Weight Watchers Funding, Inc.                                   Delaware
58 WW Food Corp.                                                New York
Weight Watchers Camps, Inc.                                     New York
W.W. Camps and Spas, Inc.                                       Delaware
WW Foods, LLC                                                   Delaware
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